EXHIBIT INDEX


1. A. 8.15     Copy of Participation Agreement among IDS Life Company of
               New York,  American Express Financial Advisors Inc., and Alliance
               Capital  Management  L.P. and Alliance  Fund  Distributors,  Inc.
               dated  March 1, 2000.

6.             Actuarial Opinion of Mark Gorham, F.S.A, M.A.A.A., Vice President
               - Insurance Product Development.

7. Written actuarial consent of Mark Gorham, F.S.A, M.A.A.A., Vice President - Insurance Product Development.